Free Writing Prospectus
VanEck Merk Gold ETF
2025-05-13 Talking-Points-OUNZ_2025 Q2
0001546652
Pursuant to 433/164
333-274643

What You Need to Know:
OUNZ

OUNZ | VanEck Merk Gold ETF

Key Takeaways:

- **Diversification**: Gold's low correlation to stocks and bonds helps reduce portfolio risk.
- **Inflation Hedge**: Protects purchasing power amid inflation and currency volatility.
- **Efficient Access**: Offers liquid, cost-effective exposure to physical gold without storage hassles.

Why the Asset Class?

- **Proven Store of Value:** Gold has preserved wealth across centuries, maintaining relevance through economic cycles and market regimes.
- **Crisis Performance:** Tends to outperform during periods of market dislocation, geopolitical conflict, and systemic risk.
- **Global Demand:** Supported by diverse sources—central banks, investors, and jewelry—creating a resilient and enduring market.

Why OUNZ?

- **Deliverability:** VanEck Merk Gold ETF holds gold bullion in the form of allocated London Bars. It differentiates itself by providing investors with the option to take physical delivery of gold bullion in exchange for their shares.
- **Convertibility:** For the purpose of facilitating delivery, Merk has developed a proprietary process for the conversion of London Bars into gold coins and bars in denominations investors may desire.
- **Tax Efficiency:** Taking delivery of gold is not a taxable event as investors merely take possession of what they already own: the gold.

Suggested Content:

- OUNZ FAQ

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